Exhibit 99.1

MicroVision Announces Fourth Quarter and Full Year 2023 Results

REDMOND, WA / ACCESSWIRE / February 28, 2024 / MicroVision, Inc.

(NASDAQ:MVIS), a leader in MEMS-based solid-state automotive lidar and ADAS solutions, today announced its fourth quarter and full year 2023 results.

“We are very pleased with what our global team accomplished in 2023. We are now actively engaged in nine automotive RFQs, including some of the largest global OEMs, with a key focus on passenger vehicles with our MAVIN and MOVIA products,” said Sumit Sharma, MicroVision’s Chief Executive Officer. “The maturity of our products and our several decades of operating history continue to be a clear differentiator for MicroVision and position us well in the marketplace to win.”

“Our diversified hardware and software portfolio makes us one of the only lidar companies to have multiple technology nodes. In addition, our near-term strategic focus includes securing revenue streams from non-automotive applications to provide opportunities to scale our business and reach volumes that will allow us to accelerate improvement of our gross margins,” concluded Sharma.

Key Financial Highlights for Q4 2023 and Full Year 2023

●	Revenue for the fourth quarter of 2023 was $5.1 million, compared to zero for the fourth quarter of 2022 primarily driven by revenue related to our contract with Microsoft. As stated in prior quarters, no new cash was received in connection with this contract; the revenue was recognized against cash that had been received in an earlier period.
●	Net loss for the fourth quarter of 2023 was $19.7 million, or $0.10 per share, which includes $4.6 million of non-cash, share-based compensation expense, compared to a net loss of $13.5 million, or $0.08 per share, which includes $3.5 million of non-cash, share-based compensation expense, for the fourth quarter of 2022.
●	Adjusted EBITDA for the fourth quarter of 2023 was a $13.6 million loss, compared to a $9.7 million loss for the fourth quarter of 2022.
●	Cash used in operations in the fourth quarter of 2023 was $16.6 million, compared to cash used in operations in the fourth quarter of 2022 of $8.4 million.
●	The Company ended the fourth quarter of 2023 with $73.8 million in cash and cash equivalents including investment securities, compared to $82.7 million at December 31, 2022.

Conference Call and Webcast: Q4 2023 Results

MicroVision will host a conference call and webcast, consisting of prepared remarks by management, a slide presentation, and a question-and-answer session at 1:30 PM PT/4:30 PM ET on Wednesday, February 28, 2024 to discuss the financial results and provide a business update. Analysts and investors may pose questions to management during the live webcast on February 28, 2024.

The live webcast and slide presentation can be accessed on the Company’s Investor Relations website under the Events tab at https://ir.microvision.com/events. The webcast will be archived on the website for future viewing.

About MicroVision

With over 350 employees and global presence in Redmond, Detroit, Hamburg, and Nuremberg, MicroVision is a pioneering company in MEMS-based laser beam scanning technology that integrates MEMS, lasers, optics, hardware, algorithms and machine learning software into its proprietary technology to address existing and emerging markets. The Company’s integrated approach uses its proprietary technology to provide automotive lidar sensors and solutions for advanced driver-assistance systems (ADAS) and for non-automotive applications including industrial, smart infrastructure and robotics. The Company has been leveraging its experience building augmented reality micro-display engines, interactive display modules, and consumer lidar modules.

For more information, visit the Company’s website at www.microvision.com, on Facebook at www.facebook.com/microvisioninc, and LinkedIn at https://www.linkedin.com/company/microvision/.

MicroVision, MAVIN, MOSAIK, and MOVIA are trademarks of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Non-GAAP information

To supplement MicroVision’s condensed financial statements presented in accordance with GAAP, the Company presents investors with the non-GAAP financial measures “adjusted EBITDA” and “adjusted Gross Profit.” Adjusted EBITDA consists of GAAP net income (loss) excluding the impact of the following: interest income and interest expense; income tax expense; depreciation and amortization; bargain purchase gain; and share-based compensation. Adjusted Gross Profit is calculated as GAAP gross profit before share-based compensation expense and the amortization of acquired intangibles included in cost of revenue.

MicroVision believes that the presentation of adjusted EBITDA and adjusted Gross Profit provides important supplemental information to management and investors regarding financial and business trends, provides consistency and comparability with MicroVision’s past financial reports, and facilitates comparisons with other companies in the Company’s industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Internally, management uses these non-GAAP measures when evaluating operating performance because the exclusion of the items described above provides an additional useful measure of the Company’s operating results and facilitates comparisons of the Company’s core operating performance against prior periods and its business objectives. Externally, the Company believes that adjusted EBITDA and adjusted Gross Profit are useful to investors in their assessment of MicroVision’s operating performance and the valuation of the Company.

Adjusted EBITDA and adjusted Gross Profit are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of MicroVision’s business as determined in accordance with GAAP. The Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from its non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent.

The Company compensates for limitations of the adjusted EBITDA measure by prominently disclosing GAAP net income (loss), which the Company believes is the most directly comparable GAAP measure, and providing investors with a reconciliation from GAAP net income (loss) to adjusted EBITDA.

Similarly for Adjusted Gross Profit, the Company compensates for limitations of the measure by prominently disclosing GAAP gross profit which is the difference between Revenue and Cost of revenue, which the Company believes is the most directly comparable GAAP measure, and providing investors with a reconciliation by backing out share-based compensation expense and the amortization of acquired intangibles included in cost of revenue.

Forward-Looking Statements

Certain statements contained in this release, including the likelihood of customer design wins, benefits of the acquisition, revenue opportunities, market position, product portfolio, product and manufacturing capabilities, and expected revenue, expenses and cash usage are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include the risk its ability to operate with limited cash or to raise additional capital when needed; market acceptance of its technologies and products or for products incorporating its technologies; the failure of its commercial partners to perform as expected under its agreements; its financial and technical resources relative to those of its competitors; its ability to keep up with rapid technological change; government regulation of its technologies; its ability to enforce its intellectual property rights and protect its proprietary technologies; the ability to obtain customers and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market its products; potential product liability claims; its ability to maintain its listing on The Nasdaq Stock Market, and other risk factors identified from time to time in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect the Company. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect the Company to a greater extent than indicated. Except as expressly required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

Investor Relations Contact

Jeff Christensen

Darrow Associates Investor Relations

MVIS@darrowir.com

Media Contact

Marketing@MicroVision.com

Source: MicroVision, Inc.

MicroVision, Inc.

Consolidated Balance Sheet

(In thousands)

(Unaudited)

	December 31,	December 31,
	2023	2022

Assets
Current Assets
Cash and cash equivalents	$45,167	$20,536
Investment securities, available-for-sale	28,611	62,173
Restricted cash, current	3,263	-
Accounts receivable, net of allowances	949	-
Inventory	3,874	1,861
Advance to IBEO	-	4,132
Other current assets	4,890	2,306
Total current assets	86,754	91,008

Property and equipment, net	9,032	6,830
Operating lease right-of-us asset	13,758	14,579
Restricted cash, net of current portion	961	1,418
Intangible assets, net	17,235	75
Other assets	1,895	1,086
Total assets	$129,635	$114,996

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$2,271	$2,061
Accrued liabilities	8,640	2,058
Accrued liability for Ibeo business combination	6,300	-
Contract liabilities	300	4,601
Current portion of opertating lease liability	2,323	1,846
Current portion of finance lease obligations	-	21
Other current liabilities	669	839
Total current liabilities	20,503	11,426

Operating lease liability, net of current portion	12,714	13,829
Other long-term liabilities	614	-
Total liabilities	33,831	25,255

Commitments and contingencies
Shareholders’ Equity
Common stock at par value	195	171
Additional paid-in capital	860,765	772,221
Accumulated other comprehensive loss	210	(127)
Accumulated deficit	(765,366)	(682,524)
Total shareholders’ equity	95,804	89,741
Total liabilities and shareholders’ equity	$129,635	$114,996

MicroVision, Inc.

Consolidated Statement of Operations

(In thousands, except earnings per share data)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022

Revenue	$5,101	$-	$7,259	$664

Cost of revenue	902	33	2,772	100

Gross profit	4,199	(33)	4,487	564

Research and development expense	14,580	7,585	56,707	30,413
Sales, marketing, general and administrative expense	9,517	6,377	36,689	24,041
Gain on disposal of fixed assets	(9)	-	(34)	-
Total operating expenses	24,088	13,962	93,362	54,454

Loss from operations	(19,889)	(13,995)	(88,875)	(53,890)

Bargain purchase gain	(37)	-	1,669	-
Other income, net	664	520	5,510	799

Net loss before taxes	$(19,262)	$(13,475)	$(81,696)	$(53,091)

Income tax expense	(475)	-	(1,146)	-

Net income (loss)	$(19,737)	$(13,475)	$(82,842)	$(53,091)

Net income (loss) per share - basic and diluted	$(0.10)	$(0.08)	$(0.45)	$(0.32)

Weighted-average shares outstanding - basic and diluted	190,649	168,308	182,802	165,958

MicroVision, Inc.

Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Twelve months ended December 31,
	2023	2022

Cash flows from operating activities
Net loss	$(82,842)	$(53,091)
Adjustments to reconcile net loss to net cash used in operations
Depreciation and amortization	7,864	2,246
Impairment of property and equipment	12	64
Bargain purchase gain	(1,669)	-
Gain on disposal of fixed assets	(34)	-
Share-based compensation expense	16,141	15,461
Inventory write-down	76	87
Net accretion of premium on short-term investments	(1,275)	21
Change in:
Accounts receivable	(949)	-
Inventory	(892)	(168)
Other current and non-current assets	(2,096)	(217)
Accounts payable	942	(1,737)
Accrued liabilities	6,571	888
Contract liabilities and other current liabilities	(6,452)	(293)
Operating lease liabilities	(2,500)	(1,280)
Other long-term liabilities	13	-
Net cash used in operating activities	(67,090)	(38,019)

Cash flows from investing activities
Sales of investment securities	76,700	60,576
Purchases of investment securities	(41,710)	(90,158)
Advance to IBEO	-	(4,132)
Purchases of property and equipment	(1,935)	(4,359)
Cash paid for Ibeo business combination	(11,233)	-
Net cash provided by (used in) investing activities	21,822	(38,073)

Cash flows from financing activities
Principal payments under finance leases	(21)	(26)
Principal payments under long-term debt	-	(392)
Proceeds from stock option exercises	175	726
Net proceeds from issuance of common stock	72,284	13,999
Net cash provided by financing activities	72,438	14,307

Effect of exchange rate changes on cash and cash equivalents	267	-

Net increase (decrease) in cash and cash equivalents	27,437	(61,785)
Cash, cash equivalents and restricted cash at beginning of period	21,954	83,739

Cash, cash equivalents and restricted cash at end of period	$49,391	$21,954

The following table provides a reconciliation of the cash, cash equivalents, and restricted cash balances as of December 31, 2023 and December 31, 2022:

	December 31,	December 31,
	2023	2022
Cash and cash equivalents	$45,167	$20,536
Restricted cash	4,224	1,418
Cash, cash equivalents and restricted cash	49,391	21,954

MicroVision, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands, except earnings per share data)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022

Reconciliation of Non-GAAP Gross Profit:
Gross Profit	$4,199	$(33)	$4,487	$564
Share-based compensation expense	-	-	-	-
Amortization of acquired intangibles	387	-	1,418	-
Adjusted Gross Profit	$4,586	$(33)	$5,905	$564

Reconciliation of Non-GAAP Loss:
GAAP Net loss	$(19,737)	$(13,475)	$(82,842)	$(53,091)
Add Interest (net)	(540)	(554)	(2,119)	(954)
Add Income taxes	475	-	1,146	-
Add Depreciation & amortization	1,576	821	7,864	2,246
Add Bargain purchase gain	37	-	(1,669)	-
Add Share-based compensation expense	4,635	3,526	16,141	15,461
Adjusted EBITDA	$(13,554)	$(9,682)	$(61,479)	$(36,338)